Exhibit 21.1
LIST OF SUBSIDIARIES OF
BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Subsidiaries of the Company	State or Other Jurisdiction of Incorporation
Anchor Capital Holdings LLC	DE
Anchor/Russell Capital Advisors LLC	DE
Anchor Capital Advisors LLC	DE
Bingham, Osborn & Scarborough, LLC	CA
Boston Private Bank & Trust Company (1)	MA
BPB Securities Corporation	MA
Boston Private Asset Management, Inc.	MA
Ten Winthrop Properties	MA
Boston Private Capital, Inc.	MA
BPB Securities Corporation II	MA
Lerob LLC	CA
REFS Realty LLC	DE
REFS REALTY 2011 LLC	WA
RE Management Services LLC	CA
Boston Private Community Investment LLC	MA
BPFH Manager LLC	DE
Boston Private (PA) Corporation	DE
Davidson Trust Company	PA
Dalton, Greiner, Hartman & Maher & Co. LLC	DE
DGHM Management LLC	DE
DGHM Ultra Value Partners LP	DE
DGHM Enhanced Value LP	DE
DGHM Enhanced Value LTD	Grand Cayman Island
DGHM Midcap Partners LP	DE
DGHM Investment Trust	DE
DGHM 130/30 Fund LP	DE
DGHM Partners LLC	DE
KLS Professional Advisors Group, LLC	DE
Boston Private Capital Trust I	DE
Boston Private Capital Trust II	DE
First State (CA) Statutory Trust I	DE
Gibraltar Financial Statutory Trust I	DE
Charter Trust I	DE
__________

(1)	Also does business as Borel Private Bank & Trust Company, A Division of Boston Private Bank & Trust Company in the State of California.